UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2015

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 14, 2015, the Board of Directors (the “Board”) of Southside Bancshares, Inc. (the “Company”) appointed Mr. Lee R. Gibson, the Company’s Senior Executive Vice President and Chief Financial Officer (“CFO”), to serve as the Company’s President and CFO, and the board of directors of the Company’s subsidiary, Southside Bank, also acted to appoint Mr. Gibson as President and CFO of Southside Bank. The Board of the Company also expanded the size of the Board by one director and elected Mr. Gibson to serve as a member effective immediately.

Mr. Gibson, 59, a certified public accountant, joined Southside Bank in 1984 and has served as an executive and CFO of the Company since 2000 and as Senior Executive Vice President and CFO since 2009.  He is also a director of Southside Bank.  A native of Dallas, Texas, Mr. Gibson earned a bachelor’s degree in business administration with an emphasis in accounting from Southern Methodist University.

Mr. Gibson is qualified to serve as a member of the Board due to his financial expertise as a certified public accountant, his 31 years banking experience, his serving on the Southside Bank board for many years, his in depth knowledge of the integral workings of Southside Bank, both operational and financial and his serving on the Federal Home Loan Bank of Dallas Board for eleven years, six as chairman.

Sam Dawson will continue as the Chief Executive Officer and a director of Southside Bank and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: December 16, 2015	By:	/s/ Sam Dawson
Sam Dawson
Chief Executive Officer